Exhibit 10.31

FORM OF

RAMACO DEVELOPMENT, LLC

2016 UNIT OPTION PLAN

SUMMARY OF UNIT OPTION GRANT

You, the Optionee named below, have been granted the following option (the “Option”) to purchase Units (the “Option Units”) of Ramaco Development, LLC, a Delaware limited liability company (the “Company”), on the terms and conditions set forth below and in accordance with the Unit Option Award Agreement (the “Agreement”) to which this Summary of Unit Option Grant is attached and the Ramaco Development, LLC 2016 Unit Option Plan (the “Plan”):

Optionee Name:

Number of Option Units Granted:

Grant Date:

Option Price Per Unit:

Vesting Schedule:	The Option shall vest over a period of time and Option Units shall become purchasable in installments in accordance with the following schedule: (i) 33-1/3% of such units (if a fractional number, then the next lower whole number) shall become purchasable, in whole at any time or in part from time to time, on the first anniversary of the Grant Date, if Optionee is in the continuous service of the Company or an Affiliate until such vesting date; (ii) 33-1/3% of such units (if a fractional number, then the next lower whole number) shall become purchasable, in whole at any time or in part from time to time, on the second anniversary of the Grant Date, if Optionee is in the continuous service of the Company or an Affiliate until such vesting date; and (iii) the remaining units shall become purchasable, in whole at any time or in part from time to time, on the third anniversary of the Grant Date, if Optionee is in the continuous service of the Company or an Affiliate until such vesting date.

You, by your signature as Optionee below, acknowledge that you (i) have reviewed the Agreement and the Plan in their entirety and have had the opportunity to obtain the advice of counsel prior to executing this Summary of Unit Option Grant, (ii) understand that the Option is granted under and governed by the terms and provisions of the Agreement and the Plan, and (iii) agree to accept as binding all of the determinations and interpretations made by the Committee with respect to matters arising under or relating to the Option, the Agreement and the Plan.

OPTIONEE:	THE COMPANY:

RAMACO DEVELOPMENT, LLC

By:
Name:
Title:

UNIT OPTION AWARD AGREEMENT

This Unit Option Award Agreement (“Agreement”), made and entered into as of the Grant Date (as set forth on the Summary of Unit Option Grant), is by and between Ramaco Development, LLC, a Delaware limited liability company (the “Company”), and the Optionee named in the Summary of Unit Option Grant.

WITNESSETH:

WHEREAS, the Company has adopted that certain 2016 Unit Option Plan effective as of August 29, 2016 (the “Plan”), for certain employees, consultants and non-employee managers of the Company and its Affiliates; and

WHEREAS, Optionee is an employee, consultant or non-employee manager of the Company or an Affiliate eligible to participate in the Plan and the Committee, as administrator of the Plan, has determined that the Company should recognize the potential contributions that Optionee may make to the success of the Company by granting him an option to purchase Units in the Company pursuant to the Plan and upon the terms set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Company and Optionee hereby agree as follows:

1. Certain Definitions. Terms used in this Agreement and not otherwise defined shall have the respective meanings assigned to such terms in the Plan.

2. The Plan and Summary of Unit Option Grant. The terms and provisions of the Plan and the attached Summary of Unit Option Grant are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control. A copy of the Plan may be obtained from the Company by Optionee upon request.

3. Grant of Option. On the terms and conditions set forth in this Agreement, the Summary of Unit Option Grant and the Plan, as of the Grant Date, the Company hereby grants to Optionee the right and option (the “Option”) to purchase the number of Units set forth on the Summary of Unit Option Grant (the “Option Units”) at the Option Price per unit set forth on the Summary of Unit Option Grant.

4. Vesting of Right to Exercise Option. This Option may be exercised only to the extent it is vested on the vesting dates in accordance with the Vesting Schedule set forth in the Summary of Unit Option Grant. The vested portion of this Option indicated in such Vesting Schedule shall be exercisable, as to all or part of the Option Units subject to such vested portion, at any time or times after the respective vesting date and until the expiration or termination of the Option. The vesting of this Option shall be accelerated in accordance with the terms of the Plan. The unvested portion of this Option, as determined in accordance with the Vesting Schedule and other applicable provisions of the Plan shall terminate and be forfeited immediately on the date of Optionee’s termination of employment or service with the Company or an Affiliate.

5. Restrictions on Exercise. The right to exercise the Option shall be subject to the following restrictions:

(a) Vesting. Optionee shall have no right to exercise this Option to purchase any Option Units for which Optionee’s rights have not yet vested in accordance with Section 4.

(b) No Fractional Option Units. The Option may be exercised only with respect to full Option Units.

(c) Compliance with Law. The Option may not be exercised in whole or in part, and no Option Units shall be issued nor certificates representing such Option Units delivered pursuant to any exercise of the Option, if any requisite approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options or the issuance and sale of Option Units shall not have been obtained or if such exercise or issuance would violate any applicable law.

(d) Exercise by Optionee. The Option shall be exercisable only by Optionee, any representative of Optionee, and by any transferee who has received such Option in accordance with the Plan.

6. Term.

(a) Term of Option. This Option may not be exercised after the expiration of ten years from the Grant Date. If the expiration date of this Option or any termination date provided for in this Agreement shall fall on a Saturday, Sunday or a day on which the executive offices of the Company are not open for business, then such expiration or termination date shall be deemed to be the last normal business day of the Company at its executive offices preceding such Saturday, Sunday or day on which such offices are closed.

(b) Early Termination. Except as provided below, this Option may not be exercised unless Optionee shall have been in the continuous employ or service of the Company or any Affiliate from the Grant Date to the date of exercise of the Option. This Option may be exercised after the date of Optionee’s termination of employment or service with the Company and its Affiliates only in accordance with Section 8(b) of the Plan.

7. Exercise of Option.

(a) Subject to the other terms and provisions of this Agreement, the Option shall be exercisable by written notice timely given to the Company by Optionee, which notice (i) shall state the number of Option Units that Optionee then desires to purchase, and (ii) shall be accompanied by payment in full of the Option Price for each of such Option Units, which such payment shall be made in cash or certified check.

(b) The Company shall be entitled to require Optionee to deliver to the Company such documents as the Company in its discretion shall deem necessary to confirm that (i) such exercise and the Company’s issuance and sale of such Option Units are in compliance with the requirements of any applicable laws (including, but not limited to, the Securities Act of 1933, as amended (the “Securities Act”) and all applicable state securities or “blue sky” laws (“State

Law”)), and (ii) Optionee shall be bound by and comply with all of the terms and provisions of the Company’s Second Amended and Restated Limited Liability Company Agreement dated as of August 31, 2016 (as may be thereafter amended or supplemented, the “Limited Liability Company Agreement”).

(c) Upon exercise of an Option, Optionee will be required to pay to the Company the amount of any federal, state and local taxes required to be withheld in connection with such exercise, and no certificate representing Units shall be delivered to Optionee until such tax is paid by Optionee. Optionee and his or her spouse, if any, also will be required to execute the Limited Liability Company Agreement and such other documents as may be required by the Committee.

8. Recapitalization or Reorganization. The existence of this Option shall not affect in any way the right or power of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of, or share exchange involving, the Company, any issuance of additional Company securities with priority over the Units or otherwise affecting the Units or the rights thereof, the dissolution or liquidation of the Company’s Units or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

9. Restriction on Transfer of Option. The Option may not be sold, assigned, hypothecated or transferred, except by will or by the laws of descent and distribution. Any attempted transfer of the Option in violation of this provision or the other provisions of the Plan shall be void and of no effect whatsoever.

10. Certain Rights Incident to Divorce. If an interest in the Option is required by law to be transferred to a spouse of Optionee pursuant to an order of a court in a divorce proceeding (notwithstanding the provisions of Section 9 hereof), Optionee shall nevertheless retain all rights with respect to the exercise of the Option and any interest of such spouse shall be subject to such rights of Optionee. In addition, if it is determined that Optionee will be required to pay any taxes attributable to the interest of the spouse in the Option, any tax liability of Optionee which is attributable to such spouse’s interest shall be taken into account, and shall reduce such spouse’s interest in this Option.

11. Rights as a Member. Optionee shall have no rights as a member of the Company with respect to any Option Units covered by the Option until the exercise of the Option.

12. Additional Documents. The Company and Optionee will, upon request of the other party, promptly execute and deliver all additional documents, and take all such further action, reasonably deemed by such party to be necessary, appropriate or desirable to complete and evidence the sale, assignment and transfer of the Option Units pursuant to this Agreement, including without limitation and if required by the Board, a counterpart signature page to the Limited Liability Company Agreement.

13. Representations, Warranties and Covenants of Optionee.

(a) Optionee acknowledges that neither the Option nor the Option Units covered thereby have been registered under the Securities Act or State Law on the grounds that the issuance of the Option is, and the sale of any Option Units pursuant to the exercise of the Option will be, exempt from registration under one or more provisions of each of such acts. Optionee further understands that in determining the availability and applicability of such exemptions and in executing and delivering this Agreement and issuing and delivering any Option Units upon exercise of the Option, the Company has relied and will rely upon the representations, warranties and covenants made by Optionee herein and in any other documents which he may hereafter deliver to the Company. Accordingly, Optionee represents and warrants to and covenants and agrees with the Company as follows:

(i) Optionee is acquiring and will hold the Option, and will acquire and hold all securities which he acquires upon exercise of the Option, for his own account for investment and not with a view to or in connection with any sale or distribution of all or any part thereof; and

(ii) Optionee will hold all securities acquired by him upon exercise of the Option, as well as any and all other securities issued in respect thereof, subject to all applicable provisions of the Limited Liability Company Agreement, the Securities Act and State Law, and will not at any time make any sale, transfer, pledge or other disposition or encumbrance of any of such securities in violation of the Limited Liability Company Agreement or in the absence of an effective registration statement for such securities under the Securities Act and State Law or an applicable exemption from the registration requirements therefrom.

(b) Optionee agrees (i) that the certificates representing the Option Units or other securities purchased under this Option may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the Option Units or other securities purchased under this Option on the transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities laws, (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Option Units or other securities purchased under this Option, (iv) that the Option Units or other securities acquired upon exercise of this Option shall be subject, in all respects, to the Limited Liability Company Agreement and (v) Optionee shall become party to the Limited Liability Company Agreement prior to issuance of any certificate representing the Option Units.

(c) Optionee acknowledges that the value of the Option over its life will be speculative and uncertain, that there is no market for the Option or the Option Units or other securities that may be acquired upon exercise of the Option and it is unlikely that any market will develop, and consequently, Optionee may ultimately realize no value from the Option.

14. Optionee’s Employment or Service. Nothing contained in the Plan or in this Agreement shall confer upon Optionee any right with respect to the continuation of his employment by or service with the Company or an Affiliate, or interfere in any way with the right of the Company or an Affiliate, (subject to the terms of any separate agreement to the contrary) at any time to terminate such employment or service or to increase or decrease the compensation of Optionee from the rate in existence at the date of this Agreement.

15. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given on the earlier of the date of receipt by the party to whom the notice is given or five days after being mailed by certified or registered United States mail, postage prepaid, addressed to the appropriate party (a) if to the Company, at 250 West Main Street, Suite 210, Lexington, Kentucky 40507 and (b) if to Optionee, to Optionee’s address as shown in the employment records of the Company, or in each case at such other address as such party shall have theretofore designated by written notice given to the other party.

16. Entirety and Modification. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, between such parties relating to such subject matter. No modification, alteration, amendment or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

17. Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible, and such provision shall be deemed inoperative to the extent it is unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

18. Gender. Words used in this Agreement that refer to Optionee and denote the male gender shall also be deemed to include the female gender or the neuter gender when appropriate.

19. Headings. The headings of the various sections and subsections of this Agreement have been inserted for convenient reference only and shall not be construed to enlarge, diminish or otherwise change the express provisions hereof.

20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE DELAWARE PRINCIPLES OF CONFLICTS OF LAW).

21. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.